Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

09/09/2025

Work Order Item Number: W2025090900535-4705608
Filing Number: 20255161712
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 9/9/2025 8:39:00 AM
Filing Page(s): 4

Indexed Entity Information:

Entity ID: E0328392009-3

Entity Name: PLANET GREEN HOLDINGS CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CORPORATION SERVICE COMPANY*
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

2250 Las Vegas Blvd North
North Las Vegas, NV 89030

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Business Number E0328392009 - 3 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255161712 Filed On 9/9/2025 8:39:00 AM Number of Pages 3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment ‹PURSUANT TONRS 78.380 & 78 385/78 390) Certificate to Accompany Restated Articles or Amended and Restated Articles ‹PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) Date: Time: (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article IV. (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) X /s/ Bin Zhou Chief Executive Officer Signature of Officer or Authorized Signer Title x i s/ Lili Hu Chief F inancial Of ficer Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. 6. Signature: (Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) See attached additional page. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

Article IV Section A is hereby deleted in its entirety and replaced with the following: "A. Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 1,600,000,000, consisting of(a) 1,500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.”

NEVADA STATE BUSINESS LICENSE PLANET GREEN HOLDINGS CORP. Nevada Business Identification # NV20091024921 Expiration Date: 06/30/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202509096067286 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/09/2025. FRANCISCO V. AGUILAR Secretary of State